UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

Voya Financial, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of Voya Financial, Inc. (the “Company”) was held on May 28, 2015.

(b) The results of the matters submitted to a stockholder vote at the Annual Meeting were as follows:

Item 1 – Election of Directors: Our stockholders elected the following eight directors to each serve a one-year term expiring at our annual meeting in 2016. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

	For	Against	Abstentions	Broker Non-Votes
Lynne Biggar	174,297,971	151,074	1,124,815	7,845,099
Jane P. Chwick	174,360,191	88,823	1,124,846	7,845,099
J. Barry Griswell	172,943,508	1,505,520	1,124,832	7,845,099
Frederick S. Hubbell	168,540,298	5,908,561	1,125,001	7,845,099
Rodney O. Martin, Jr.	165,718,463	4,640,512	5,214,885	7,845,099
Joseph V. Tripodi	174,397,963	49,497	1,126,400	7,845,099
Deborah C. Wright	174,358,989	89,624	1,125,247	7,845,099
David Zwiener	173,449,348	999,364	1,125,148	7,845,099

Item 2 – Our stockholders approved, on an advisory basis, the compensation paid to the named executive officers.

For	Against	Abstentions	Broker Non-Votes
168,129,449	6,307,368	1,137,043	7,845,099

Item 3 – Our stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

For	Against	Abstentions
182,175,378	137,883	1,105,698

Item 4 – Our stockholders did not approve the shareholder proposal to adopt procedures to avoid holding or recommending investments that contribute to human rights violations.

For	Against	Abstentions	Broker Non-Votes
6,843,947	137,554,905	31,175,008	7,845,099

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Voya Financial, Inc.
(Registrant)

By:	/s/ Jean Weng
Name:	Jean Weng
Senior Vice President and Corporate Secretary

Date: May 29, 2015